UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2012

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

(b)          Resignation of Director

Effective October 10, 2012, Gregory Blatt resigned from the Interval Leisure Group Inc. (“ILG”) board of directors and the executive committee thereof. Mr. Blatt has served on the ILG board since its formation in May 2008. Mr. Blatt’s resignation was not the result of any disagreement with ILG or its operations, policies, or practices.

(d)          Election of Director

On October 10, 2012, the ILG board of directors approved the election of Vicki L. Freed as a director upon the recommendation of its Nominating Committee.

The Board has determined that Ms. Freed is “independent” for purposes of NASDAQ’s governance listing standards.

Ms. Freed, age 55, has served as Senior Vice President, Sales, Trade Support and Service for Royal Caribbean International, a global cruise vacation company, since January 2008. Prior to joining Royal Caribbean International, she spent 29 years with Carnival Cruise Lines, where she was Senior Vice President of Sales and Marketing for 15 years. From 1998 to 2000, Freed also served as the first female chairman of the Cruise Line International Association, the marketing and travel agent training arm of the North American cruise industry. Freed earned a bachelor’s degree in business with an emphasis in marketing from the University of Colorado. She also holds a Certified Travel Counselor (CTC) designation.

Ms. Freed will be compensated for her service in the same manner as our other independent directors, each of whom receives a $50,000 annual retainer (paid quarterly) and an annual equity grant on date of election or re-election valued at $100,000, subject to two-year vesting and continued service on the board of directors.  Ms. Freed is also eligible to participate in our Deferred Compensation Plan for Non-Employee Directors.

As disclosed above, Ms. Freed currently serves as Senior Vice President, Sales, Trade Support and Service for Royal Caribbean International.  In the ordinary course of businesses, ILG offers cruises for exchange and for Getaways, including cruises provided by Royal Caribbean International.  During 2011, ILG received approximately $730,000 in revenue on commissions for sales of Royal Caribbean cruises and Royal Caribbean received payments of approximately $3,700,000 from ILG.  For both ILG and Royal Caribbean, these amounts were less than 1% of consolidated revenue for such period.  These transactions were on terms that were no less favorable to us than those that would have been obtained from unaffiliated parties.

There are no family relationships between Ms. Freed and any director or executive officer of ILG.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits to this Form 8-K

Exhibit No.	Description
99.1	Press Release dated October 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and
General Counsel

Date:  October 11, 2012

EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release dated October 11, 2012